                      Exhibit 99.1

UNIVERSAL HEALTH REALTY INCOME TRUST		Universal Corporate Center
367 S. Gulph Road
P.O. Box 61558
King of Prussia, PA 19406
(610) 265-0688

FOR IMMEDIATE RELEASE
CONTACT:	Charles Boyle	April 28, 2016
Chief Financial Officer
(610) 768-3300

UNIVERSAL HEALTH REALTY INCOME TRUST

REPORTS 2016 FIRST QUARTER FINANCIAL RESULTS

Consolidated Results of Operations - Three-Month Periods Ended March 31, 2016 and 2015:

KING OF PRUSSIA, PA - Universal Health Realty Income Trust (NYSE:UHT) announced today that for the three-month period ended March 31, 2016, reported net income was $4.4 million, or $.33 per diluted share, as compared to $3.7 million, or $.28 per diluted share, during the first quarter of 2015.

As reflected on the attached Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”), our reported results include transaction costs incurred during each of the quarters ended March 31, 2016 and 2015. After neutralizing the impact of these transactions costs our adjusted net income was $4.5 million, or $.34 per diluted share, during the first quarter of 2016, as compared to $3.8 million, or $.28 per diluted share, during the first quarter of 2015. The $757,000, or $.06 per diluted share, increase in our adjusted net income during the first quarter of 2016, as compared to the first quarter of 2015, was due primarily to increased net income generated at various properties and the favorable impact on our net income resulting from a property exchange transaction completed during the second quarter of 2015.

As calculated on the Supplemental Schedule, our adjusted funds from operations (“AFFO”), which excludes the impact of depreciation and amortization incurred by us and our unconsolidated affiliates as well as transaction costs, were $10.3 million, or $.77 per diluted share, during the first quarter of 2016, as compared to $9.6 million, or $.72 per diluted share during the first quarter of 2015.  The increase in our AFFO of $720,000, or $.05 per diluted share, during the first quarter of 2016, as compared to the first quarter of 2015, was primarily attributable to the above-mentioned increase in our adjusted net income.

Acquisitions:

In March, 2016, we purchased the Madison Professional Office Building located in Madison, Alabama for approximately $10.1 million.  This multi-tenant property consists of approximately 30,100 rentable square feet and is fully occupied with an average remaining lease term of approximately six years at the time of acquisition.

Dividend Information:

The first quarter dividend of $.645 per share was paid on March 31, 2016.

Capital Resources Information:

At March 31, 2016, we had $159.7 million of borrowings outstanding pursuant to the terms of our $185 million revolving credit agreement and $22.3 million of available borrowing capacity, net of outstanding borrowings and letters of credit.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

Universal Health Realty Income Trust, a real estate investment trust, invests in healthcare and human service related facilities including acute care hospitals, rehabilitation hospitals, sub-acute care facilities, surgery centers, free-standing emergency departments, childcare centers and medical office buildings. We have investments in sixty-three properties located in nineteen states.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare and healthcare real estate industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A - Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2015), may cause the results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

We believe that adjusted net income and adjusted net income per diluted share (as reflected on the attached Supplemental Schedules), which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of material items that are nonrecurring or non-operational in nature including items such as, but not limited to transaction costs.

Funds from operations (“FFO”) is a widely recognized measure of performance for Real Estate Investment Trusts (“REITs”). We believe that FFO and FFO per diluted share, and adjusted funds from operations (“AFFO”) and AFFO per diluted share, which are non-GAAP financial measures, are helpful to our investors as measures of our operating performance. We compute FFO, as reflected on the attached Supplemental Schedules, in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we interpret the definition. AFFO was also computed for the three-month periods ended March 31, 2016 and 2015, as reflected on the Supplemental Schedules and discussed herein, and includes the adjustments made for transaction costs related to acquisitions. FFO/AFFO do not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income determined in accordance with GAAP. In addition, FFO/AFFO should not be used as: (i) an indication of our financial performance determined in accordance with GAAP; (ii) an alternative to cash flow from operating activities determined in accordance with GAAP; (iii) a measure of our liquidity, or; (iv) an indicator of funds available for our cash needs, including our ability to make cash distributions to shareholders. A reconciliation of our reported net income to FFO/AFFO is reflected on the Supplemental Schedules included below.

To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2015. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Realty Income Trust

Consolidated Statements of Income

For the Three Months Ended March 31, 2016 and 2015

(amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31,
	2016	2015
Revenues:
Base rental - UHS facilities	$4,081	$3,906
Base rental - Non-related parties	8,815	8,869
Bonus rental - UHS facilities	1,246	1,218
Tenant reimbursements and other - Non-related parties	1,873	2,009
Tenant reimbursements and other - UHS facilities	211	200
	16,226	16,202
Expenses:
Depreciation and amortization	5,436	5,523
Advisory fees to UHS	767	666
Other operating expenses	4,400	4,722
Transaction costs	82	57
	10,685	10,968
Income before equity in income of unconsolidated limited liability companies ("LLCs") and interest expense	5,541	5,234
Equity in income of unconsolidated LLCs	1,059	592
Interest expense, net	(2,172)	(2,130)
Net income	$4,428	$3,696
Basic earnings per share	$0.33	$0.28
Diluted earnings per share	$0.33	$0.28

Weighted average number of shares outstanding - Basic	13,307	13,283
Weighted average number of share equivalents	7	11
Weighted average number of shares and equivalents outstanding - Diluted	13,314	13,294

Universal Health Realty Income Trust

Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”)

For the three months ended March 31, 2016 and 2015

(in thousands, except per share amounts)

(unaudited)

Calculation of Adjusted Net Income

	Three Months Ended		Three Months Ended
	March 31, 2016		March 31, 2015
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$4,428	$0.33	$3,696	$0.28
Adjustments:
Transaction costs	82	0.01	57	0.00
Subtotal adjustments to net income	82	0.01	57	0.00
Adjusted net income	$4,510	$0.34	$3,753	$0.28

Calculation of Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”)

	Three Months Ended		Three Months Ended
	March 31, 2016		March 31, 2015
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$4,428	$0.33	$3,696	$0.28
Plus: Depreciation and amortization expense:
Consolidated investments	5,333	0.40	5,410	0.41
Unconsolidated affiliates	450	0.03	410	0.03
FFO	10,211	0.76	9,516	0.72
Transaction costs	82	0.01	57	0.00
AFFO	$10,293	$0.77	$9,573	$0.72

Dividend paid per share		$0.645		$0.635

Universal Health Realty Income Trust

Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	March 31,	December 31,
	2016	2015
Assets:
Real Estate Investments:
Buildings and improvements	$478,405	$469,933
Accumulated depreciation	(125,287)	(121,161)
	353,118	348,772
Land	44,053	41,724
Net Real Estate Investments	397,171	390,496
Investments in and advances to limited liability companies ("LLCs")	36,835	31,597
Other Assets:
Cash and cash equivalents	4,316	3,894
Base and bonus rent receivable from UHS	2,350	2,116
Rent receivable - other	4,569	4,292
Intangible assets (net of accumulated amortization of $23.3 million and $25.1 million at March 31, 2016 and December 31, 2015, respectively)	19,736	19,757
Deferred charges and other assets, net	6,130	6,351
Total Assets	$471,107	$458,503
Liabilities:
Line of credit borrowings	$159,650	$142,150
Mortgage and other notes payable, non-recourse to us	109,332	110,156
Accrued interest	538	504
Accrued expenses and other liabilities	6,107	6,807
Tenant reserves, escrows, deposits and prepaid rents	4,418	3,844
Total Liabilities	280,045	263,461
Equity:
Preferred shares of beneficial interest, $.01 par value; 5,000,000 shares authorized; none issued and outstanding	-	-
Common shares, $.01 par value; 95,000,000 shares authorized; issued and outstanding: 2016 - 13,328,033; 2015 - 13,327,020	133	133
Capital in excess of par value	241,867	241,700
Cumulative net income	559,714	555,286
Cumulative dividends	(610,579)	(601,983)
Accumulated other comprehensive loss	(73)	(94)
Total Equity	191,062	195,042
Total Liabilities and Equity	$471,107	$458,503